                                                                   EXHIBIT 10.07

                             BUSINESS PROPERTY LEASE
      APPROVED BY BUILDING OWNERS AND MANAGERS ASSOCIATION OF OMAHA, INC.

                  This Lease, Made and executed in Omaha, NE by and between The LESSOR 99-Maple Partnership and the LESSEE West Telemarketing Corporation

Witnesseth: That the Lessor does hereby demise and lease unto the Lessee, the Following described property, situated in Omaha, Douglas County, Nebraska, to-wit:

                            DESCRIPTION OF PROPERTY

      A parcel of land more particularly described on the survey attached hereto and by this reference made a part hereof.

                                TERM AND PURPOSE

      1. The Lessee agrees to use and occupy the premises for offices and operating space for telemarketing facility, and no other purpose, for a term of ____________________________ years, said lease term beginning on September 1, 1994, and ending on August 31, [ILLEGIBLE] 2004 unless sooner terminated as hereinafter provided.

                                     RENTAL

      2. In consideration of the foregoing demise, the Lessee hereby covenants to perform the agreements hereby imposed, and to pay the Lessor as rental for said premises the sum of
______________________________________________($_________), payable as follows:
For the period from ____________ to _______________, 19__, $_________  per month
For the period from _____________________________ to _____, 19_, $___  per month
______________________________________________________________________________
said rental to be payable monthly in advance, on the 1st day of each successive month, at the office of 99-Maple Partnership, c/o Mary E. West, 9746 Ascot Drive, Omaha, NE or at such other place as the Lessor shall direct.

      It is understood and agreed that the amount of rent stated above shall be the base rental and shall be adjusted on the 2nd anniversary date of this lease and each 2nd anniversary date thereafter in order to reflect the change in purchasing power of the dollar. Such adjustments shall be made upon the following basis: The Consumer's Price Index for all cities as prepared by the United States Department of Labor shall be used as the basis of computation and said index for the date of this lease shall be considered as 100 per cent. Said Index shall be taken on the 2nd anniversary date of this lease. The price index thus obtained shall be considered the applicable index for the rent payable starting on the 2nd anniversary date of this lease, and for each of the following ___________ years. Said price index thus obtained shall be compared with the price index figure for the date of this lease and the annual base rental should be either increased or decreased by whatever percentage of increase or decrease the price index bears to the price index as of the date of this lease. However, at no time will the rental be less than the base rental in this lease.

                                     SERVICE

      3. It is understood that for the rent mentioned, the Lessor shall furnish service as follows: none in the manner customary in the building. It is hereby agreed that the Lessor shall have the right to discontinue any service above mentioned or any part thereof whenever and during any period for which bills for rent or other service are not promptly paid by the Lessee. It is also agreed that the Lessor shall not be liable for damages nor shall the rental hereinbefore stipulated be abated for failure to furnish, or delay in furnishing, any service above mentioned or any part thereof as aforesaid when such failure to furnish, or delay in furnishing, is occasioned by needful repairs, renewals or improvements, or in whole or in part by any strike or labor controversy, or by any accident or casualty whatsoever, or by an act or default of the Lessee or other parties, or by any unauthorized act or default of any employee of the Lessor, nor for any other cause or causes beyond the reasonable control of the Lessor.

               WATER, GAS, ELECTRIC, SEWER USE FEES, ETC., CHARGES

      4. The Lessee further agrees to pay from time to time as same may become due all water, gas, electricity or other charges levied or assessed against, incurred at or chargeable to or in connection with the leased premises during the term of this lease and to save the premises and Lessor harmless therefrom.

      Lessee further agrees to pay any and all sewer use fees which may be assessed against the demised premises whether based on a minimum fee, a percentage charge, or whatever basis said fee shall be levied. In addition to the usual monthly charge for water, the Lessee further agrees to pay any and all additional charges which the Metropolitan Utilities District may make against the demised premises for the use by the Lessee of water for air conditioning purposes.

                              CONDITION OF PREMISES

      5. Lessee has examined said premises prior to his acceptance and the execution hereof and is satisfied with the physical condition thereof, including all equipment and appurtenances, and his taking possession thereof shall be conclusive evidence of his receipt thereof in satisfactory order and repair, except as otherwise specified herein, and Lessee agrees and admits that no representation as to the condition or repair hereof has been made by the Lessor or his agent which is not herein expressed or indorsed hereon; and likewise agrees and admits that no agreement or promise to decorate, alter, repair, or improve said premises including all equipment and appurtenances, either before or after the execution hereof, not contained herein, has been made by Lessor or his agent.

                                     REPAIRS

      6. In consideration of the foregoing demise and the rate of rental herein stipulated, the Lessee agrees during the term of this lease, at his own expense, to keep in good and substantial order and repair and to make all necessary repairs, renewals, replacements and decorations upon or in connection with said premises, including all windows and doors and glass, wherever located, and all plumbing, heating equipment, boilers, elevators, pipes, wiring, and gas, steam and electrical fixtures, connections and fittings and all other equipment, fixtures and appurtenances, and excepting only the exterior of the premises (exterior of the premises shall not include windows, doors or any glass). However, it is not the intention of the parties hereto that the foregoing repairs, renewals, replacements, and/or decorations shall be made by the Lessee when such repairs, renewals, replacements and/or decorations are occasioned by fire, windstorm or other unavoidable casualty, except that the Lessee shall make all glass replacements made necessary from any cause other than fire, windstorm and structural deficiency of the building.

    ASSIGNING, SUBLETTING, INSURANCE, ALTERATIONS, AIR CONDITIONING, COOLING

      7. It is provided that the Lessee shall not assign this lease nor let or sublet said premises or any part thereof nor use the same nor permit the same to be used for any purpose other than as above described, nor keep or store in or about the premises anything which will increase the rate of insurance on the building, nor permit any change in occupancy or transfer of this lease by operation of law, or otherwise, nor make any alterations or additions or improvements, including air conditioning and cooling systems in said premises, nor place, affix or display in any manner in, upon or in connection with said premises, any "for rent," display or advertising sign or device without the written consent of the Lessor first obtained, and Lessee will not invalidate any policies of insurance now or hereafter made on said building, and Lessee will pay all extra insurance premiums on said building, if any, required on account of extra risk caused by the Lessee's use of the demised premises, and it is further provided that all additions, fixtures or improvements which may be made of the Lessee to said premises, except movable office furniture and trade fixtures, shall be made only after the Lessor has given written consent and shall become the property of the Lessor, and shall remain and be surrendered in good condition with the premises as apart thereof at the termination of this lease, by lapse of time or otherwise.

      It is understood and agreed, however, that Lessee shall maintain an insurable interest in said additions, fixtures and improvements during the term of this lease and that in the event of any casualty loss to said additions, fixtures and improvements the Lessee shall be entitled to the proceeds from any insurance the Lessee may have carried on the same.

      Lessee agrees, upon the termination hereof, to remove all Lessee's property except such as according to the conditions of this lease is to remain as part of the premises.

               COMPLIANCE WITH LAWS--KEEP PREMISES SAFE AND CLEAN

      8. The Lessee shall keep said premises and operate his business therein in a manner which shall be in compliance with all laws, rules and regulations, orders and ordinances of the city, county, state and federal government and any department of either, and will not suffer or permit the premises to be used for any unlawful purpose, and he will protect the Lessor and save him and the said premises harmless from any and all fines and penalties that may result from or be due to any infractions of, or non-compliance with, the said laws, rules, regulations, orders and ordinances. Lessee agrees to keep the said premises and all sidewalks and approaches thereto in a safe condition and free and clear of ice and snow and all other matter which may be dangerous to the public and free of all obstructions.

      Lessee will hold Lessor exempt and harmless for and on account of any damages or injury to any person, or to the goods, wares and merchandise of any person, arising from the use of the premises by Lessee, or arising from the failure of Lessee to keep the premises in good condition as herein provided.

                        DAMAGE BY FIRE OR OTHER CASUALTY
                             TERMINATION PRIVILEGES

      9. It is provided that in case the said premises, or any part thereof, shall at any time be destroyed or damaged by fire or other unavoidable casualty, so that the same shall be unfit for occupation or use, then the rent hereby reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained in loss of occupation of the premises, shall be suspended, cease to be payable and so continue until said premises shall be rebuilt or made fit for occupation and use, or if such damage to the said demised premises or to the building in which the demised premises are situated, is to the extent of 50% or more, then this lease may be terminated at the election of the Lessor, notice of which election, if exercised, shall be given in writing within 25 days from date of casualty, provided also that in case the building containing said premises is totally destroyed or work to put the premises in tenantable condition is not commenced within one month from the time of said damage and continued thereafter, with reasonable diligence, then this lease may be terminated at the election of the Lessee, notice of which election, if exercised, must be given in writing within 35 days from date of casualty. Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitations that this waiver shall apply only when permitted by the applicable policy of insurance.

                       PERSONAL PROPERTY AT RISK OF LESSEE

      10. All personal property in the leased premises shall be at the risk of the Lessee only and the Lessor shall not be or become liable for any damage to said personal property, so said premises or to said Lessee or to any other persons or property caused by water leakage, steam, sewerage, gas or odors or for any damage whatsoever done or occasioned by or from any boiler, plumbing, gas, water, steam or other pipes or any fixtures, equipment or appurtenances whatsoever, or for any damage occasioned by water, snow or ice, being upon or coming through the roof, sky-light, trap door, or otherwise, or for any damage arising from any act or neglect of other tenants, occupants, or employees of the building in which the leased premises are situated or arising by reason of the use of, or any defect in, the said building or any of the fixtures, equipment or appurtenances therein, or by the act or neglect of any other person or caused in any other manner whatsoever.

             RIGHT OF LESSOR TO ENTER FOR REPAIRS, ALTERATIONS, ETC.

      11. The Lessor, his agents or representatives, shall have the right to enter said premises at all reasonable times, to examine or exhibit the same, or to make such repairs, additions or alterations as Lessor may see fit to make for the safety, improvement or preservation thereof, or of the building of which the leased premises are a part or for any other reasonable purpose. The Lessor may display "for rent" signs on or about the said premises and in the windows thereof for sixty days prior to the termination of this lease.

                            DEFAULT, BANKRUPTCY, ETC.

      12. Should default be made by the Lessee in the payment of the rental herein reserved, or any part thereof, when and as herein provided, or should Lessee make default in the performing, fulfilling, keeping or observing of any of the Lessee's other covenant, conditions, provisions or agreements herein contained; or should a petition in bankruptcy be filed by the Lessee or should the Lessee be adjudged bankrupt or insolvent by any court or should a trustee or receiver in bankruptcy or a receiver of any property of the Lessee be appointed in any suit or proceeding by or against the Lessee or should the demised premises become vacant or [ILLEGIBLE] or should this lease by operation of law pass to any person other than the Lessee, or should the leasehold interest be levied on under execution, then and in any of such events the Lessor may, if the Lessor so desires, without demand of any kind or notice to the Lessee, or any other person at once declare this lease terminated, and the Lessor may re-enter said premises without any former notice or demand and hold and enjoy the same thenceforth as if these presents had not been made, without prejudice, however, to any right of action or remedy of the Lessor in respect to any breach by the Lessee of any of the covenants herein contained. In case Lessor does not elect to take advantage of the right to terminate this lease conferred by the foregoing provision of this paragraph, the Lessor shall nevertheless have and Lessor is hereby expressly given the right to re-enter the said premies, with or without legal process, should any of the events hereinbefore specified take place or occur, and to remove the Lessee's signs, and all property and effects of the Lessee or other occupants of said premises, and if the Lessor so desires, to relet the said premises or any part thereof upon such terms, and to such person or persons and for such period or periods as may seem fit to the Lessor, and in case of such reletting, the Lessee shall be liable to the Lessor for the difference between the rents and payments herein reserved and agreed upon for the residue of the entire stipulated term of this lease and the net rent for such residue of the term realized by the Lessor by such reletting such net rent to be determined by deducting from the entire rent received by Lessor from such reletting the expenses of recovering possession, reletting, altering and repairing said premises and collecting rent therefrom; and the Lessee hereby agrees to pay such deficiency each month as the same may accrue, the Lessee to pay to the Lessor within five (5) days after the expiration of each month during such residue of the term, the difference between the rent and payments for said month as fixed by this lease and the net amount realized by the Lessor from the premises during said month.

                         VACATION OF PREMISES BY LESSEE
                            LIEN ON PERSONAL PROPERTY

      13. If the Lessee shall not promptly remove all his property from said premises whenever the Lessor shall become entitled to the possession of said premises as herein agreed, the Lessor may, without notice, remove the same, or any of the same, in any manner that the Lessor may choose, and the Lessee will pay the Lessor, on demand, any and all expenses incurred in such removal, and also storage on said effects for any length of time during which the same shall be in the Lessor's possession or control, or if the Lessee shall at any time vacate or abandon said premises, and leave any goods or chattels in, upon or about the premises, for a period of ten days after such vacation or abandonment, or after the termination of this lease in any manner whatsoever, then the Lessor shall have the right to sell all or any part of said goods and chattels, at public or private sale, without giving any notice to the Lessee, or any notice of sale, all notices required by statute or otherwise being hereby expressly waived, and to apply the proceeds of such sale, first to the payment of all costs and expenses of conducting the sale or caring for or storing the goods and chattels; and, second, to apply the balance, if any, to any indebtedness due from the Lessee to the Lessor; and third, to deliver any additional surplus, on demand in writing, to the Lessee. It is further agreed that all the goods, chattels, fixtures and other personal property belonging to said Lessee, which are, or may be put into the said leased premises during said term, whether exempt or not from sale under execution and attachment under the laws of the State of Nebraska, shall at all times be bound with a first lien in favor of said Lessor, and shall be chargeable for all rent hereunder and the fulfillment of the other covenants and agreements herein contained, which said lien may be enforced in like manner as a chattel mortgage, or in any other manner afforded by law.

                         CONTINUED OCCUPANCY OF PREMISES

      14. Lessee covenants to, and it is the essence of this lease that the Lessee shall, continuously and uninterruptedly during the term of this lease, occupy and use the premises for the purpose hereinabove specified, except while premises are untenantable by reason of fire or other unavoidable casualty, and in this connection it is agreed that in case of breach of this covenant the Lessee shall, in addition to the rental hereinabove provided for, pay to the Lessor monthly a sum equal to 25% of the monthly rental stipulated herein, for each and every month during which the premises are not so continuously and uninterruptedly used and occupied, as liquidated damages for the Lessee's breach of covenant, it being recognized by the parties that the exact amount of damages to the Lessor on account of such breach cannot be accurately ascertained. This provision shall, however, in no wise abridge or affect any other right or remedy which the Lessor may have on account of or in connection with the Lessee's breach of this covenant.

      Provided also, and this lease is upon these express conditions, that the Lessor and the Lessor's successor or assigns shall have the right to terminate this lease absolutely at the end of the calendar month by first giving to the Lessee, or the Lessee's assigns, or by leaving at said demised premises, addressed, to the Lessee, at least six months before the [ILLEGIBLE] of such termination, a written notice of the Lessors intention to remodel, [ILLEGIBLE] demolish the said building, or to sell, or [ILLEGIBLE] ground lease of the land thereunder, the rate of rent herein stipulated being the consideration for this agreement.

                                    HOLDOVER

      l5. The Lessee agrees at the termination of this lease, by lapse of time or otherwise, to worthwith leave, surrender and yield up the demised premises in good and substantial order and repair. It is understood and agreed that this lease shall not extend beyond the term herein granted, and a holding over or continuance in the occupancy of the demised premises shall not work an extension of the said lease, but in any and all such cases, the Lessee shall be a trespasser or a tenant at will at the option of the Lessor, subject to removal by the said Lessor by summary process and proceedings, it being provided further that an acceptance of rent by the Lessor during such holding over period shall operate to create a tenancy from month to month only, terminable upon thirty days' notice, and in that case all provisions of this lease not consistent with a tenancy from month to month shall remain in force.

                      ACCEPTANCE OF RENT AFTER PROCEEDINGS

      16. It is agreed that after the service of notice of the commencement of suit, or after final judgment for possession of the premises, the Lessor may receive and collect any rent due without prejudice to, nor waiver of or effect upon the said notice, suit or judgment.

                              CHARGES ADDED TO RENT

      17. In the event of the failure of the Lessee to perform any of the covenants, agreements or conditions herein contained, the Lessor shall have the right but shall not be obligated to pay any sum of money or incur any expense which should have been paid or incurred by the Lessee in the performance of any such covenant, agreement or condition. The Lessee covenants that in case the Lessor, by reason of the failure of the Lessee to perform any of the covenants, agreements, or conditions herein contained, shall be compelled to pay or shall pay any sum of money, or shall be compelled to do or shall do any act which requires the payment of money, then the sum or sums so paid or required to be paid, together with interest, costs and damages, shall be added to the installment of rent, next becoming due and shall be collectible as additional rent in the same manner and with the same remedies as if it had been originally reserved, any sum so paid by Lessor to bear interest at the rate of 6% per annum from date of payment by Lessor to date of repayment by Lessee.

                                  WAIVER--NONE

      18. The failure of the Lessor to insist upon a strict performance of any of the covenants or conditions of this lease or to exercise any right or option herein conferred in any one or more instances, shall not be construed as a waiver or a relinquishment for the future of any such covenants, conditions, rights or options, but the same shall remain in full force and effect; and the doing by the Lessor of any act or thing which Lessor is not obligated to do hereunder shall not be deemed to impose any obligation upon the Lessor to do any such act or thing in the future or in any way change or alter any of the provisions of this lease.

                         SURRENDER VALID UNLESS WRITTEN

      19. No surrender of the premises for the remainder of the term herein shall be binding upon the Lessor unless accepted by the Lessor in writing. Without limiting the scope or effect of the last preceding sentence, it is agreed that the receipt or acceptance of the keys of the premises by the Lessor shall not constitute an acceptance of a surrender of said premises.

         LESSOR'S RIGHT CUMULATIVE--NO CHANGE HEREOF EXCEPT IN WRITING

      20. All rights and remedies of the Lessor under or in connection with this lease shall be cumulative and none shall be exclusive of any other rights or remedies allowed by law. No agreements shall be held as changing or in any manner modifying, adding to or detracting from any of the terms or conditions of this lease, unless such agreement shall be in writing, executed by both parties hereto.

                                 EMINENT DOMAIN

      21. If the whole or any part of the premises hereby leased shall be taken by any public authority under the power of eminent domain, then the term of this lease shall cease on the part so taken from the day the possession of that part shall be required for any purpose, and the rent shall be paid up to that day, and if such portion of the demised premises is so taken as to destroy the usefulness of the premises for the purpose for which the premises were leased, then, from that day the Lessee shall have the right either to terminate this lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the minimum rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall belong to and be the property of the Lessor, including such damages as shall be awarded as compensation for diminution in value to the leasehold, provided, however, that the Lessor shall not be entitled to any portion of the award made to the Lessee.

                              EXPLANATORY PROVISION

      22. The words "Lessor" and "Lessee" shall be taken to include and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall be taken in the plural sense, whenever the context requires, and all pronouns used herein and referring to said parties shall be construed accordingly, regardless of the number or gender thereof.

      Headings of the various paragraphs herein are inserted merely as a matter of convenience and for reference and shall not be considered as in any manner defining, limiting or describing the scope or intent of the particular paragraphs to which they refer or as affecting the meaning or construction of the language in the body of such paragraphs.

      23. Tripe Net Lease: Lessee shall pay all taxes, insurance and other maintenance required by the mortgage in favor of The Ohio National Life Insurance Company, which mortgage is by this reference made a part hereof.

      24. Lessee hereby accepts the premises as satisfactory to all requirements of Lessee and agrees that it is absolutely obligated to pay the rent set forth in paragraph 2 hereof.

      25. If Lessor does not now have possession of the premises, it is hereby covenanted and agreed that if the demised premises above described shall not be available for occupancy at the date named in said lease as the time when the lease term is to commence, then said lease shall commence on the date when said premises shall be available for occupancy, and a pro rata abatement of the rental herein provided shall be made until said premises are available for occupancy but the expiration of said lease shall remain the same; and the Lessor shall not be liable for any loss or damage of any kind whatsoever that the Lessee may sustain or claim to have sustained by reason of such delay. ________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

      Until this lease is executed on behalf of all parties hereto, it shall be construed as an offer of proposed Lessee to proposed Lessor.

Time being of the essence, this lease must be completed on behalf of all parties on or before _____________________________________ to be effective.

      IN WITNESS WHEREOF, the parties hereto have executed this lease this ___________ day of _________, 19 ______.

WITNESS:

                                         99 Maple Partnership,
_________________________                ---------------------------------
                                                              Lessor

_________________________            By: /s/ Mary E. West
                                         ---------------------------------
                                                              Lessor

_________________________                WEST TELEMARKETING CORPORATION,
                                         ---------------------------------
                                                                 Lessee

                                     BY: /s/ Gary West, President
_________________________                ---------------------------------
                                                                 Lessee

                            ASSIGNMENT AND ACCEPTANCE

      For value received, the Lessee hereby assigns all right, title and interest in and to the within lease, from and after __________________, 19 _________, unto _______________________________ his or its heirs and assigns, and in consideration of the Lessor's consent to this assignment agrees to remain primarily liable to the Lessor, jointly and severally with the assignee, for the performance of all of the covenants on the part of the Lessee in said lease mentioned.

      Dated this ___________________ day of ____________________, 19___________.

                                        ________________________________________

                                        ________________________________________

      In consideration of the above assignment, and the written consent of the Lessor hereto, the undersigned hereby assumes and agrees to make all payments from and after ______________, 19___________, and to perform all the covenants and conditions of the within lease to be made and performed by the Lessee, and to have the assignor harmless from all liability thereunder.

      Dated this _________________ day of __________________, 19,_____________.

                                        ________________________________________

                                        ________________________________________

                              CONSENT TO ASSIGNMENT

      Lessor hereby consents to the assignment of the within lease to _________ on the express conditions, however that the assignor shall remain liable for the prompt payment of the rent and performance of the covenants on the part of the Lessee as herein mentioned and that no further assignment of said lease or subletting of the premises, or any part hereof, shall be made without the written consent of the Lessor first had thereto.

      Dated this ___________________ day of ____________________, 19___________.

                                        ________________________________________

                                        ________________________________________

                               BUSINESS PROPERTY

                                     LEASE

Premises_____________________________________

Lessor_______________________________________

Lessee_______________________________________

From_________________________________________

To___________________________________________

Rent Per Month                 $_____________

                               $_____________

Rent Per Year                  $_____________

                               $_____________

Eight Million Three Hundred Ninety Thousand One Hundred and No/100ths Dollars ($8,390,100.00), payable as follows:

For the period from September 1, 1994 to August 31; 1995
      $53,040.00 per month

For the period from September 1, 1995 to August 31, 1996
      $56,225.00 per month

For the period from September 1, 1996 to August 31, 1997
      $59,600.00 per month

For the period from September 1, 1997 to August 31, 1998
      $63,175.00 per month

For the period from September 1, 1998 to August 31, 1999
      $66,965.00 per month

For the period from September 1, 1999 to August 31, 2000
      $71,000.00 per month

For the period from September 1, 2000 to August 31, 2001
      $75,200.00 per month

For the period from September 1, 2001 to August 31, 2002
      $79,775.00 per month

For the period from September 1, 2002 to August 31, 2003
      $84,560.00 per month

For the period from September 1, 2003 to August 31, 2004
      $89,635.00 per month

                           LAND SURVEYOR'S CERTIFICATE

I hereby certify that this plat, map, survey or report was made by me or under my direct personal supervision and that I am a duly Registered Land Surveyor under the laws of the State of Nebraska.

Legal Description : That part of Lots A and B, Block 1, MAPLE VILLAGE, a subdivision as surveyed, platted, and recorded in Douglas County, Nebraska, described as follows:

                    (See attached page for complete legal)

Plat to scale showing tract surveyed with all pertinent points.

                                     [MAP]

                                                      /s/ Gereld B. Rager, Jr.
                                                      --------------------------
                                                      Signature of Land Surveyor

                                                      [SEAL]

DATE RECEIVED: _____________________               Date: 1-9-87     Reg. No. ___

OFFICIAL ADDRESS: __________________

BLDG. PERMIT NO.: __________________

Book 86-B     Page 59-64                                    Job Number 87-1002-2


                   [LAMP, RYNEARSON & ASSOCIATES, INC. LOGO]

erohitects              engineers       surveyors               planners

 9290 west dodge road         omaha, nebraska 68114               402.387.3008
 323 w. koenig street     grand island, nebraska 68801            308.382.4077

LEGAL DESCRIPTION:

That part of Lots A and B, Block 1, MAPLE VILLAGE, a subdivision as surveyed, platted and recorded in Douglas County, Nebraska, described as follows:
Beginning at the Point of Intersection of the South line of Wirt Street, as dedicated, and the East line of Lot A, Block 1, MAPLE VILLAGE as surveyed, platted, and recorded; thence North 90 degrees 00'00" West (Assumed Bearing) for
385.00 feet along the said South line of Wirt Street; thence South
00 degrees 3'28" West for 384.23 feet; thence South 89 degrees 46'19" East for
59.89 feet; thence South 00 degrees 05'25" West for 204.86 feet to the North line of Maple Street; thence South 89 degrees 54'53" East for 100.30 feet along said North line of Maple Street; thence along a curve to the left (having a radius of 89.00 feet and a long chord bearing North 59 degrees 13'36" East for
91.46 feet) for an arc distance of 96.05 feet along the Westerly line of Maplewood Boulevard; thence North 28 degrees 12'01" East for 44.09 feet along said Westerly line of Maplewood Boulevard; thence along a curve to the right (having a radius of 205.52 feet and a long chord bearing North 39 degrees 54'12" East for 82.96 feet) for an arc distance of 83.53 feet along the said Westerly line of Maplewood Boulevard; thence along a curve to the left (having a radius of 190.04 feet and a long chord bearing North 40 degrees 31'01" East for 72.66 feet) for an arc distance of 73.11 feet along the said Westerly line of Maplewood Boulevard; thence continuing along said curve to the left (having a radius of 190.04 feet and a long chord bearing North 14 degrees 39'59" East for
97.28 feet) for an arc distance of 98.38 feet along the said Westerly line of Maplewood Boulevard; thence North 04 degrees 21'20" East for 9.09 feet along the said Westerly line of Maplewood Boulevard; thence North 00 degrees 04'23" East for 281.78 feet along the said Westerly line of Maplewood Boulevard to the POINT OF BEGINNING.

Contains 4.40 Acres.

LAMP, RYNEARSON & ASSOCIATES, INC.
JOB NUMBER 86-1065
February 18, 1986

                   FIRST AMENDMENT TO BUSINESS PROPERTY LEASE

      THIS FIRST AMENDMENT TO BUSINESS PROPERTY LEASE is entered into this 10th day of Dec., 2003, between 99-MAPLE PARTNERSHIP ("Lessor") and WEST TELEMARKETING CORPORATION ("Lessee").

                                    RECITALS

      Lessor and Lessee are parties to that certain Business Property Lease dated as of September 1, 1994 (which Business Property Lease is referred to herein as the "Lease"), pursuant to which Lessor leased to Lessee that certain building commonly known as West 1, located at 9910 Maple Street in Omaha, Nebraska and legally described on the survey attached to the Lease (the "Premises"). The Lease is scheduled to expire on August 31, 2004, and Landlord and Tenant wish to extend the term of the Lease, as hereinafter provided.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

      1. Lease Term. The term of the Lease shall be, and it hereby is, extended through August 31, 2014.

      2. Base Rent. Lessor and Lessee acknowledge and agree that the total floor area of the Premises is 43,000 square feet. Consistent with the foregoing,
Section 2 of the Lease is hereby deleted in its entirety and replaced with the following provision:

         2. BASE RENT. In consideration of the foregoing demise, the Lessee hereby covenants to perform the agreements hereby imposed, and to pay the Lessor as base rental for said premises the following amounts:

Lease Period                 Per Square Foot            Annual        Monthly
------------                 ---------------         ------------   ------------
September 1, 2004 to           $      15.50          $ 666,500.00   $  55,541.67
September 1, 2009

September 1, 2009 to           $      17.00          $ 731,000.00   $  60,916.67
September 1, 2014

         Said base rental shall be payable monthly in advance, on the first day of each successive month, at the office of 99-Maple Partnership, c/o Mary E. West, 9746 Ascot Drive, Omaha, Nebraska, or at such other place as the Lessor shall direct.

      3. Triple Net Lease. Section 23 of the Lease is hereby deleted in its entirety and replaced with the following provision:

         23. TRIPLE NET LEASE. Lessee shall pay all real estate and personal property taxes and assessments of any kind or nature relating to the Premises prior to delinquency; shall pay all utilities, sewer use fees and other similar charges relating to the Premises; shall procure and keep in full force and effect all fire, casualty, and liability insurance policies for the Premises and shall pay all premiums therefor; and shall provide and pay for all repairs and maintenance relating to the Premises. It is the purpose and intent of Lessor and Lessee that the base rental payable herein shall be absolutely net to Lessor so that this Lease shall yield to Lessor the base rental specified in each year during the term of this Lease free of any real estate and property taxes, special assessments, charges for utilities, repairs and maintenance expense, and insurance premiums and Lessor shall not be expected or required to pay any such taxes, utility charges, assessments or insurance premiums and any and all costs, expenses and obligations of any kind relating to the repair and maintenance of the Premises, which may have arisen or become due under the terms of this Lease shall be paid by Lessee, and Lessor shall be indemnified and saved harmless by Lessee from and against such charges, taxes, assessments, costs, expenses and obligations of any kind whatsoever.

      4. Continuing Effect. Subject only to the amendments expressly set forth in this First Amendment to Business Property Lease, all terms and conditions of the Lease continue in full force and effect.

      IN WITNESS WHEREOF, this First Amendment to Business Property Lease has been executed by the undersigned parties as of the date first set forth above.

                                  LANDLORD:       99-MAPLE PARTNERSHIP

                                                  By: /s/ Gary West
                                                      -----------------------
                                                  Name:______________________
                                                  Title:_____________________

                                  TENANT:         WEST TELEMARKETING
                                                  CORPORATION,
                                                  a Delaware corporation

                                                  By: /s/ Thomas B. Barker
                                                      --------------------------
                                                  Name: Thomas B. Barker
                                                  Title: Chief Executive Officer
                                        2